Exhibit 10.21

Name:	[•]
Number of Restricted Stock Units subject to Award:	[•]
Date of Grant:	[•]
Vesting Date:	[•]

ACCELERON PHARMA INC.
2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This agreement (the “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Acceleron Pharma Inc. (the “Company”) to the undersigned (the “Participant”) pursuant and subject to the terms and conditions of the Acceleron Pharma Inc. 2013 Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.Restricted Stock Unit Award.
On the date of grant set forth above (the “Date of Grant”) the Company granted to the Participant the Award, consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
2.Vesting; Termination of Employment.
(a)    Time-Based Vesting. This Award shall vest with respect to [•] (the “Vesting Date”), provided that the Participant has remained in continuous Employment from the Date of Grant through the Vesting Date, except that (i) in the event of the Participant’s Retirement, this Award shall continue to vest in accordance with this Section 2(a) as if the Participant had remained in continuous Employment and shall vest on the Vesting Date and (ii) in the event of the termination of the Participant’s Employment due to the Participant’s death or by the Company or its Affiliates due to the Participant’s Disability, this Award shall vest in full as of immediately prior to such termination of Employment.
(b)    Termination of Employment. Except as set forth in Section 2(a) above, automatically and immediately upon the cessation of the Participant’s Employment (i) the unvested portion of this Award shall terminate and be forfeited for no consideration, and (ii) the vested portion of this Award, if any, shall terminate and be forfeited for no consideration if the Participant’s Employment is terminated by the Company or its Affiliates in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or if such termination occurs in Cause Circumstances.
3.Delivery of Shares.
    The Company shall, as soon as practicable upon the vesting of the Restricted Stock Units or any portion thereof (but in no event later than thirty (30) days following the date on which such Restricted Stock Units, or any portion thereof, vest or such earlier period so as to result in the Restricted Stock Units being exempt from the requirements of Section 409A of the Code as a “short-term deferral” thereunder) effect delivery of the Stock with respect to such vested Restricted Stock Units, or any portion thereof, to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No shares of Stock will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Administrator.
4.Forfeiture; Recovery of Compensation.
The Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any shares of Stock acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 11 of this Agreement.

5.Dividends; Other Rights.
    This Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock (if any) to the Participant. The Participant is not entitled to vote any shares of Stock by reason of the granting of this Award nor is the Participant entitled to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Participant hereunder. The Participant shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.
6.Certain Tax Matters.
    The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to this Award. This Award is intended to be exempt from the requirements of Section 409A as a “short-term deferral” thereunder. In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.
7.Covered Transaction.
    In the event of a Covered Transaction, the Administrator may require that any amounts delivered, exchanged, or otherwise paid in respect of the outstanding and then unvested portion of this Award be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
8.Withholding.
The Participant is responsible for satisfying and paying all taxes arising from or due in connection with this Award, its vesting or settlement or a disposition of the shares of Stock acquired in respect of this Award. The Company will have no obligation or liability relating to the foregoing.

9.Transfer of Award.
This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.
10.Effect on Employment.
    Neither the grant of this Award, nor the issuance of Stock upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.
11.Provisions of the Plan.
    This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting all or any part of this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control (except as otherwise expressly provided in this Agreement).
12.Meaning of Certain Terms.
Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. For purposes of this Award, the following terms have the following meanings:

“Cause Circumstances” means a termination of the Participant’s Employment that occurred in circumstances that in the determination of the Administrator would have entitled the Company or its Affiliates to terminate the Participant’s Employment for Cause.
“Disability” means a physical or mental condition that causes the Participant to be unable to continue to perform substantially all of his or her duties and responsibilities to the Company and its Affiliates for 120 days during any period of 365 consecutive calendar days.  If any question shall arise as to whether the Participant is unable to perform substantially all of his or her duties and responsibilities for the Company and its Affiliates, the Participant shall, at the Company’s request and expense, submit to a medical examination by a physician selected by the Company to determine whether the Participant has such a condition and such determination shall, for the purposes of this Agreement, be conclusive of the issue.  If such a question arises and the Participant fails to submit to the requested medical examination, the Company’s determination of the issue shall be binding on the Participant.
“Retirement” means the Participant’s voluntary resignation from Employment or other cessation of Employment (other than due to the Participant’s death or the termination of the Participant’s Employment by the Company or its Affiliates due to Disability) (i) after the Participant has completed at least five (5) full years of Employment and (ii) in the absence of Cause Circumstances.
13.Acknowledgements.
The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

ACCELERON PHARMA INC.

By:________________________________
Name:
Title:

By:________________________________
Name:
Title:

Dated:

Acknowledged and Agreed:

By__________________________
[•]

In connection with grants of restricted stock units under the 2013 Equity Incentive Plan, it is the Company’s policy to provide the recipient with a copy of the Prospectus for the Plan. Please sign below to acknowledge receipt of the Prospectus. If you have not received the Prospectus, please contact a representative of the Company.

I acknowledge receipt of a Prospectus for the 2013 Equity Incentive Plan.

By__________________________
[•]